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                                                                    EXHIBIT 10.4


                           CHEROKEE INTERNATIONAL, LLC

                              1999 UNIT OPTION PLAN

SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS.

                  The name of this plan is the Cherokee International, LLC 1999 Unit Option Plan (the "Plan"). The Plan was adopted by the Board (as defined below) on June 30, 1999, subject to the approval of the members of the Company (as defined below) holding a majority of the outstanding Class A Units (as defined in subsection (2) below). The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentive to Participants (as defined below) that are linked directly to increases in unit value and will therefore inure to the benefit of all members of the Company.

                  For purposes of the Plan, the following terms shall be defined as set forth below:

                  (1) "ADMINISTRATOR" means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 2 below.

                  (2) "BOARD" means the Management Committee of the Company or, following a Conversion Transaction, the Board of Directors of the Company (or, if there is no Management Committee or Board of Directors, the members of the Company holding a majority of the Class A Units (as defined in the Operating Agreement)).

                  (3) "COMMITTEE" means any committee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.


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                  (4) "COMPANY" means Cherokee International, LLC, a California limited liability company (or any successor entity).

                  (5) "CONVERSION TRANSACTION" means a transaction in which the Company is incorporated (or merged into a corporation or transfers all or substantially all of its assets to a corporation) or becomes a Public Company, unless otherwise determined by the Board prior to the consummation of any such transaction.

                  (6) "DISABILITY" means the inability of a Participant to perform the essential functions of his or her position with the Company or to any Parent or Subsidiary by reason of a physical or mental disability or infirmity, as determined by the Board in its sole discretion, (i) for a continuous period of more than ninety (90) days, or (ii) for one hundred twenty
(120) days in any consecutive twelve (12) month period. The date of such Disability shall be the ninety-first consecutive day or the one hundred twenty-first day in any consecutive twelve (12) month period, as the case may be.

                  (7) "ELIGIBLE RECIPIENT" means an officer, Board member, employee, consultant or advisor of the Company or of any Parent or Subsidiary.

                  (8) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

                  (9) "FAIR MARKET VALUE" means, as of any given date, with respect to any Unit Options granted hereunder, (A) if the Company is a Public Company, the closing sale price of a share of common stock of the Company on such date on the principal securities exchange on which the Company's equity securities are listed or traded, (B) the fair market value of a Membership Unit or share of common stock of the Company, as the case may be, as determined in accordance with a method prescribed in the agreement evidencing any Unit Option hereunder, or (C) unless otherwise determined by the Board, in its sole discretion, the fair market value of a Membership Unit or share of common stock of the Company, as the case may be, as stated in the Company's financial statements for the most recently completed fiscal year, as audited or reviewed by the Company's independent accountants.

                  (10) "MEMBERSHIP UNIT" means a non-voting Class B Unit (as defined in the Operating Agreement).


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                  (11) "OPERATING AGREEMENT" means the Second Amended and
Restated Operating Agreement of the Company, dated as of April 30, 1999, as amended.

                  (12) "PARENT" means any entity (other than the Company) in an unbroken chain of entities ending with the Company, if each of the entities in the chain (other than the Company) owns equity securities possessing 50% or more of the combined voting power of all classes of equity securities in one of the other entities in the chain.

                  (13) "PARTICIPANT" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive grants of Unit Options.

                  (14) "PUBLIC COMPANY" means a company that has equity securities that are listed on a national or regional securities exchange, or traded over the counter on the Nasdaq National Market.

                  (15) "SALE OF THE COMPANY" means (i) any liquidation or dissolution of the Company, (ii) a sale of all or substantially all of the Company's assets other than in the ordinary course of its business or (iii) a merger or consolidation involving the Company in which the Company is not the surviving entity or becomes a Subsidiary of another corporation, excluding, however, any Conversion Transaction.

                  (16) "SUBSIDIARY" means any entity (other than the Company) in an unbroken chain of entities beginning with the Company, if each of the entities (other than the last entity) in the unbroken chain owns equity securities possessing 50% or more of the total combined voting power of all classes of equity securities in one of the other entities in the chain.

                  (17) "UNIT OPTION" means an option to purchase Membership Units granted pursuant to Section 5 below.

SECTION 2. ADMINISTRATION.

                  Pursuant to the terms of the Plan, the Administrator shall have the power and authority to grant Unit Options to Eligible Recipients pursuant to the terms of the Plan. The provisions of Unit Options granted hereunder need not be


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the same with respect to each Participant. In particular, the Administrator shall have the authority:

                           (a) to select those Eligible Recipients who shall be
Participants;

                           (b) to determine whether and to what extent Unit
Options are to be granted hereunder to Participants;

                           (c) to determine the number of Membership Units to be
covered by Unit Options granted hereunder;

                           (d) to determine the terms and conditions, not
inconsistent with the terms of the Plan, of Unit Options granted hereunder; and

                           (e) to determine the terms and conditions, not
inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Unit Options.

                  The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Unit Option issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

                  All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

SECTION 3.  MEMBERSHIP UNITS SUBJECT TO PLAN.

                  The total number of Membership Units reserved and available for issuance under the Plan shall be 2,970,000 (after giving effect to the 75-for-1 Class B unit split) units.

                  To the extent that a Unit Option expires or is otherwise terminated without being exercised, the Membership Units subject to such Unit Option shall again be available for issuance in connection with future grants of Unit Options under the Plan. If any Membership Units have been pledged as collateral for


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indebtedness incurred by a Participant in connection with the exercise of a Unit
Option and such Membership Units are returned to the Company in satisfaction of such indebtedness, such Membership Units shall again be available for issuance in connection with future grants of Unit Options under the Plan.

SECTION 4. ELIGIBILITY.

                  Eligible Recipients shall be eligible to be granted Unit Options. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients, and the Administrator shall determine, in its sole discretion, the number of Membership Units covered by each Unit Option.

SECTION 5. UNIT OPTIONS.

                  Any Unit Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Participants who are granted Unit Options shall enter into a subscription and/or option agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price of the Unit Option, the term of the Unit Option and provisions regarding exercisability of the Unit Option granted thereunder.

                  Unit Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable or as shall be set forth in the applicable subscription or option agreement:

                  (1) EXERCISE PRICE. The exercise price per Membership Unit purchasable under Unit Options shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than 85% of the Fair Market Value of a Membership Unit on such date. To the extent required at the time of grant by California "Blue Sky" law with respect to any Unit Option, if a Participant owns more than 10% of the combined voting power of all classes of equity securities of the Company or of any Parent or Subsidiary and a Unit Option is granted to such Participant, the exercise price of such Unit Option shall be no less than 110% of the Fair Market Value of a Membership Unit on the date such Unit Option is granted.


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                  (2) OPTION TERM. The term of each Unit Option shall be fixed by the Administrator, but no Unit Option shall be exercisable more than ten years after the date such Unit Option is granted.

                  (3) EXERCISABILITY. Unit Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant; PROVIDED, HOWEVER, that, to the extent required at the time of grant by the California "Blue Sky" law, Unit Options granted to individuals other than officers, Board members or consultants of the Company shall be exercisable at the rate of at least 20% per year over five years from the date of grant. The Administrator may provide at the time of grant, in its sole discretion, that any Unit Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, in its sole discretion, including but not limited to in connection with any "Change in Control" of the Company as defined in any Unit Option agreement.

                  (4) METHOD OF EXERCISE. Subject to paragraph (3) of this
Section 5, Unit Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of Membership Units to be purchased, accompanied by payment in full of the exercise price in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Administrator, or (ii) in the form of unrestricted Membership Units already owned by the Participant which, (x) in the case of unrestricted Membership Units acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (y) have an aggregate Fair Market Value on the date of surrender equal to the aggregate exercise price of the Membership Units as to which such Unit Option shall be exercised. A Participant shall generally have the rights to distributions and any other rights of a member of the Company holding Class B Units with respect to the Membership Units subject to the Unit Option only after the Participant has given written notice of exercise, has paid in full for such Membership Units, has agreed in writing to be bound by the Operating Agreement, has complied with any other requirements of the subscription and/or option agreement and, if requested, has given the representation described in paragraph
(2) of Section 9 below. Notwithstanding anything to the contrary contained herein, a Unit Option may not be exercised for a fraction of a unit.


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                  (5) LOANS. The Company or any Parent or Subsidiary may make loans available to Unit Option holders in connection with the exercise of outstand ing Unit Options, as the Administrator, in its sole discretion, may determine. Such loans shall (i) be evidenced by promissory notes entered into by the Unit Option holders in favor of the Company or any Parent or Subsidiary,
(ii) be subject to the terms and conditions set forth in this Section 5(5) and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest at the applicable Federal interest rate or such other rate as the Administrator shall determine, and (iv) be subject to Board approval (or to approval by the Administrator to the extent the Board may delegate such authority). In no event may the principal amount of any such loan exceed the sum of (x) the aggregate exercise price, and (y) any Federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal and/or interest and the conditions upon which the loan will become payable in the event of the holder's termination of service to the Company or to any Parent or Subsidiary shall be determined by the Administrator. Unless the Administrator determines other wise, when a loan is made, Membership Units having an aggregate Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its sole discretion; PROVIDED, HOWEVER, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

                  (6) NON-TRANSFERABILITY OF OPTIONS. Except by will or under the laws of descent and distribution, the Participant shall not be permitted to sell, transfer, pledge or assign any Unit Option, and all Unit Options shall be exercisable, during the Participant's lifetime, only by the Participant.

                  (7) TERMINATION OF EMPLOYMENT OR SERVICE. If a Participant's employment with or service as a Board member, consultant or advisor to the Company or to any Parent or Subsidiary terminates by reason of his or her death, Disability or for any other reason, the Unit Option may thereafter be exercised to the extent provided in the applicable subscription or option agreement, or as otherwise determined by the Administrator; provided, however, that if such termination occurs by reason of Participant's death or Disability, the Unit Option


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shall be exercisable for a period of no less than six months following such termination; provided, further, if such termination occurs other than by reason of Participant's death or Disability or for Cause (as defined in the applicable subscription or option agreement), the Unit Option shall be exercisable for a period of no less than thirty (30) days following such termination.

SECTION 6. PUBLIC OFFERINGS AND SIGNIFICANT TRANSACTIONS.

                  Prior to the consummation of a Conversion Transaction, the Board shall, in its sole discretion, take such action as it shall determine to be appropriate with respect to the Plan and the Unit Options granted hereunder so as to equitably treat such Unit Options and the Participants and to enable them to retain the benefits of the Unit Options following the Conversion Transaction. Such actions may, but need not, include adopting a new plan and converting the Unit Options into comparable awards under that plan.

                  In connection with a proposed Sale of the Company, the Board shall, in its sole discretion, determine the appropriate treatment, if any, of Unit Options granted hereunder and may make such amendments to the Plan as are necessary to reflect such determination.

                  Except as otherwise provided in this Section 6, in the event of any merger, reorganization, consolidation or other change in corporate structure affecting Membership Units, an equitable substitution or proportionate adjustment, if any, as determined by the Board or the Administrator, in either case in its sole discretion, may be made in (i) the aggregate number of Membership Units reserved for issuance under the Plan, and (ii) the kind, number and exercise price of Membership Units subject to outstanding Unit Options granted under the Plan.

                  Except as otherwise provided in this Section 6, in the event of any unit split, reverse unit split, distribution of units, recapitalization, combination or reclassification of units, an equitable substitution or proportionate adjustment, as determined by the Board or the Administrator, shall be made in (i) the aggregate number of Membership Units reserved for issuance under the Plan, and (ii) the kind, number and exercise price of Membership Units subject to outstanding Unit Options granted under the Plan.

                  In connection with any event described in this section, the Board or Administrator may provide, in either case in its sole discretion, for the cancellation


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of any outstanding Unit Options that are vested but unexercised, or any portion thereof. In connection with any such cancellation, the Company shall make a payment to the Participant in cash or other property equal to the difference between the aggregate Fair Market Value of the Membership Units subject to the cancelled Unit Options, or portion thereof, and the aggregate exercise price of the cancelled Unit Options, or portion thereof.

SECTION 7. AMENDMENT AND TERMINATION.

                  Subject to Section 6 of the Plan, the Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Unit Option theretofore granted without such Participant's consent, or that, without the approval of the members of the Company holding a majority of the Class A Units (as described below), would:

                  (1) except as provided in Section 6 of the Plan, increase the total number of Membership Units reserved for issuance under the Plan;

                  (2) extend the maximum option period under paragraph (2) of
Section 5 of the Plan.

                  Notwithstanding the foregoing, member approval under this
Section 7 shall only be required at such time and under such circumstances as member approval would be required under any applicable law, rule or regulation with respect to any material amendment to an employee benefit plan of the Company.

                  The Administrator may amend the terms of any Unit Option theretofore granted, prospectively or retroactively, but, subject to Section 6 of the Plan, no such amendment shall impair the rights of any holder without his or her consent.

SECTION 8. UNFUNDED STATUS OF PLAN.

                  The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.


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SECTION 9. GENERAL PROVISIONS.

                  (1) Membership Units shall not be issued pursuant to the exercise of any Unit Option granted hereunder unless the exercise of such Unit Option and the issuance and delivery of such Membership Units pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and, if the Company is a Public Company, the requirements of any stock exchange upon which the equity securities of the Company may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (2) The Administrator may require each person acquiring Membership Units hereunder to represent to and agree with the Company in writing that such person is acquiring the Membership Units without a view to distribution thereof and to make such other reasonable representations as the Administrator shall request. The certificates for such Membership Units may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

                  All certificates for Membership Units delivered under the Plan shall be subject to such transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any applicable Federal or state securities law and, if the Company is a Public Company, any stock exchange upon which the equity securities of the Company are then listed, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

                  (3) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to member approval in accordance with Section 7 hereof, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

                  (4) Each Participant shall, no later than the date as of which the value of a Unit Option first becomes includible in the gross income of the Partici-



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pant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the Unit Option. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

                  (5) No Board member or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all Board members or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

                  (6) Unless the Board determines that the Plan is not intended to qualify for the exemption from qualification under Section 25120(o) of the Corporate Securities Law of 1968, as amended, the Company shall, pursuant to the provisions of Section 260.140.46 of Title 10 of the California Code of Regulations, provide to each Participant and to each individual who acquires Membership Units pursuant to the Plan, not less frequently than annually during the period such Participant has one or more Unit Options granted under the Plan outstanding, and, in the case of an individual who acquires Membership Units pursuant to the Plan, during the period such individual owns such Membership Units, copies of the Company's annual financial statements. The Company shall not be required to provide such statements to key employees of the Company whose duties in connection with the Company assure their access to equivalent information.

                  (7) Unless the Board determines that the Plan is not intended to qualify for the exemption from qualification under Section 25120(o) of the Corporate Securities Law of 1968, as amended, the provisions of Sections
260.160.41 and 260.140.45 of Title 10 of the California Code of Regulations are incorporated herein by reference.

SECTION 10. MEMBER APPROVAL; EFFECTIVE DATE OF PLAN.

                  (1) The grant of any Unit Option hereunder shall be contingent upon approval of the Plan by the members of the Company holding a majority of


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the outstanding Class A Units being obtained within 12 months before or after the date the Board adopts the Plan.

                  (2) The Plan shall become effective (the "Effective Date") on June 30, 1999.

SECTION 11. TERM OF PLAN.

                  No Unit Option shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Unit Options theretofore granted may extend beyond that date.



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